UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 16, 2009
MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

8515 E. Anderson Drive, Scottsdale, Arizona	85255

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
NONE

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events
On June 16, 2009 Matrixx Initiatives, Inc. received a Warning Letter from the Food and Drug Administration (the “FDA”). The FDA has asserted that the Company is in violation of its regulations by failing to file a new drug application for its Zicam Cold Remedy Nasal Gel and Zicam Cold Remedy Gel Swabs and that those products are misbranded under their regulations for failing to adequately warn of risks. The FDA referred to numerous complaints it has received of anosmia associated with the use of these products.
The Company believes these products are safe and do not cause anosmia. The Company’s position is supported by the cumulative science and has been confirmed by a multi-disciplinary panel of scientists. (See the Company’s Report on Form 10-K under the heading “Legal Proceedings — Product Liability Matters” for additional information.)
     The Company believes the FDA action is unwarranted and is in the process of determining its response, which may include removing these products from the marketplace. These products constituted approximately 40% of the Company’s net sales in 2009.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
Acting President, Chief Operating Officer, and Chief Financial Officer

Date: June 16, 2009

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